EFFECTIVE AUGUST 23RD, 2004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: November 5, 2004

Energy & Engine Technology Corporation
(Exact name of registrant as specified in its charter)

Nevada	0-32129	88-0471842
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5308 West Plano Parkway, Plano, Texas 75093
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (972) 732-6360

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

Effective November 3, 2004, three holders of our convertible notes (each of whom is an accredited investor) converted portions of their notes into shares of common stock, as reflected in the following table:

	Principal amount of Convertible Note	Shares of common stock issued
Convertible Notes due July 29, 2005	$600,000	5,000,000

The following sets forth the information required by Item 701 in connection with that transaction:

(a)	The transaction was completed effective November 3, 2004.

(b)	There was no placement agent or underwriter for the transaction.

(c)	The shares of common stock were issued in exchange for (and in conversion of) outstanding convertible notes.

(d)

We relied on the exemption from registration provided by Sections 3(a)(9) under the Securities Act of 1933 for this transaction. In addition, we did not engage in any public advertising or general solicitation in connection with this transaction; and we provided the accredited investor with disclosure of all aspects of our business, including providing the accredited investor with our reports filed with the Securities and Exchange Commission, our press releases, access to our auditors, and other financial, business, and corporate information. Based on our investigation, we believe that the accredited investor obtained all information regarding Energy & Engine Technology Corporation it requested, received answers to all questions it posed, and otherwise understood the risks of accepting our securities for investment purposes.

(e)

The common stock issued in this transaction are not convertible or exchangeable. No warrants were issued in this transaction. The underlying shares of common stock are included in one currently-effective registration statement — SEC file no. 333-118533.

(f)	We received no cash proceeds from the issuance of the shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:	November 5, 2004	Energy & Engine Technology Corporation

By: /s/ Jolie G. Kahn
Jolie G. Kahn
General Counsel